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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 2000 included in TeleTech Holdings, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Denver, Colorado
September 27, 2000